Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82125 and 333-17533) of Portola Packaging, Inc. of our report dated November 17, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidated Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania
November 22, 2005